                                  EXHIBIT 99.1

                      LASERSCOPE ANNOUNCED THAT HERAEUS MED
                  HAS SOLD ITS OWNERSHIP POSITION IN LASERSCOPE
                       TO GROUP OF INSTITUTIONAL INVESTORS

SAN JOSE, Calif., May 12, 1998 -- Laserscope (Nasdaq:LSCP) announced today that on Monday, May 11, 1998, Heraeus Med GmbH, the Company's largest shareholder, entered into a series of agreements whereby it sold all of its 4,268,345 shares of Laserscope common stock in an unregistered private sale to a limited number of accredited investors, predominately institutional purchasers. Heraeus Med is a subsidiary of Heraeus Holding GmbH, a privately held company based in Hanau, Germany.

        Laserscope has agreed to file a registration statement with the U.S. Securities and Exchange Commission (SEC) covering the resale of the shares by the investors. Until registered, the shares may not be resold without an exemption from the registration requirements of the Securities Act of 1933, as amended.

        In connection with the Heraeus Med sale, David Cohen, Thomas Ihlenfeldt and Klaus Goffloo, Laserscope directors designated by Heraeus Med, resigned from Laserscope's Board of Directors as contemplated under agreements between Heraeus Med and Laserscope.

        Laserscope designs, manufactures, sells and services on a worldwide basis an advanced line of medical laser systems and related energy delivery devices for the office, outpatient surgical center and hospital markets. The Company is a pioneer in the development and commercialization of lasers and advanced fiberoptic devices for a wide variety of applications, including photoselective medicine to treat cancer and other diseases.

        Statements in this announcement about future results are preliminary and based on partial information and assumptions, and actual results may differ. Except for the historical information presented, the matters discussed in this announcement contain forward-looking statements that involve risks and uncertainties. These risks and uncertainties are detailed from time to time in the Company's public disclosure filings with the U.S. Securities and Exchange Commission. Copies of Laserscope's most recent Forms 10K and 10Q are available upon request from its Investor Relations Department.